SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 5, 2004
                                                           -------------

                              STORAGE ENGINE, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)


           New Jersey                 0-21600                    22-2288911
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


One Sheila Drive,  Tinton Falls, NJ                                 07724
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(Address of Principal Executive Offices)                     (Zip Code)



                                 (732) 747-6995
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                 (Registrant's telephone number, including area
                                      code)



    -------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant's Certifying Accountant.

     On March 22, 2004, we filed a Form 8-K announcing that Amper, Politziner & Mattia, P.C. ("Amper"), resigned as our independent auditors on March 5, 2004. We had engaged the services of Amper as our independent auditors effective
December 30, 2003. Amper had not rendered any report on our financial statements.

     During the period of engagement of Amper by the Company, there were no disagreements between the Company and Amper on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements, if not resolved to Amper's satisfaction, would have caused Amper to make reference to the subject matter of the disagreement in connection with its reports.

     During the two most recent fiscal years of the Company ended December 31, 2003, the Company did not consult with Amper regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B

     A letter from Amper stating their agreement with certain of the above statements is attached as Exhibit 16.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

            Exhibit No.      Description of Exhibits
            ----------       ------------------------

            16.1 Letter dated April 1, 2004 from Amper, Politziner & Mattia, P.C. regarding resignation as certifying accountant.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STORAGE ENGINE, INC.



                                         By: /s/ Gregg M. Azcuy
                                             ------------------------------
                                              Gregg M. Azcuy, President and
                                              Chief Executive Officer


Date:  April 5, 2004